As filed with the Securities and Exchange Commission on January 23, 2013

Registration No. 333-185461

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Solazyme, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-1077078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Solazyme, Inc.

225 Gateway Boulevard

South San Francisco, CA 94080

(650) 780-4777

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jonathan S. Wolfson

Chief Executive Officer

Solazyme, Inc.

225 Gateway Boulevard

South San Francisco, CA 94080

Telephone: (650) 780-4777

Facsimile: (650) 989-6700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Paul T. Quinlan Solazyme, Inc. 225 Gateway Boulevard South San Francisco, CA 94080 (650) 780-4777	Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. Neither we nor the selling stockholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not, nor is the selling stockholder, soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 23, 2013

PROSPECTUS

$27,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

347,483 SHARES OF COMMON STOCK

OFFERED BY THE SELLING STOCKHOLDER

From time to time, we may offer up to $27,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. This prospectus also relates to the offer and sale by the selling stockholder of up to 347,483 shares of our common stock. We are registering the offer and sale of the selling stockholder shares covered by this prospectus pursuant to our Strategic Collaboration Agreement (the “Strategic Collaboration Agreement”) with Archer-Daniels-Midland Company (“ADM”). See “Selling Stockholder.” The securities we may offer pursuant to this prospectus, together with the shares of our common stock offered pursuant to this prospectus by the selling stockholder, are sometimes collectively referred to in this prospectus as the “securities.”

Specific terms of these securities, if applicable, will be provided in supplements to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “SZYM”. On January 22, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Market was $7.52. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in these securities involves risks. See “Risk Factors” included in our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, incorporated herein by reference or filed by us after the date of this prospectus, that are incorporated by reference into this prospectus. You should also review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

The securities may be sold directly by us or the selling stockholder to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The securities may be offered at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at various prices determined at the time of sale or otherwise or at negotiated prices. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from any sale by us pursuant to this prospectus will also be set forth in a prospectus supplement. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. If such shares are sold through underwriters, broker-dealers or agents, the selling stockholder (or the purchasers of the shares as negotiated with the selling stockholder) will be responsible for underwriting discounts or commissions or agent commissions, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2013.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

Unless otherwise specified, the terms “Solazyme,” “we,” “us,” and “our” refer to Solazyme, Inc. and its consolidated subsidiaries.

SOLAZYME, INC.

We make oils. Our proprietary technology transforms a range of low-cost plant-based sugars into high-value oils. Our renewable products can replace or enhance oils derived from the world’s three existing sources—petroleum, plants, and animal fats. We tailor the composition of our oils to address specific customer requirements, offering superior performance characteristics and value. Our oils can address the major markets served by conventional oils. Initially, we are commercializing our products into three target markets: (1) chemicals and fuels, (2) nutrition and (3) skin and personal care.

We are actively scaling up our manufacturing capacity to sell our oils and specialty bioproducts in the following three target markets:

Chemicals and Fuels. Our renewable oils can be sold as replacements for chemicals that are traditionally derived from petroleum or other conventional oils, or refined and sold as drop-in replacements for marine, motor vehicle and jet fuels. In the chemicals market, we expect to sell our oils to chemical companies that either use our oils directly as a functional fluid or as a raw material to convert into replacements and enhancements for their existing petrochemical and oleochemical products. In the fuels market, we can either manufacture the end product by contracting with refiners to produce fuels of targeted specifications, or sell our unrefined oils to refiners. We tailor our oils to meet industry specifications and customer demands and believe that we can achieve premium pricing as a result of the higher value products we can deliver without affecting our conversion costs.

Nutrition. We have developed microalgae-based food ingredients including oils and powders that enhance the nutritional profile and functionality of food products while reducing costs for consumer packaged goods (CPG) companies. Solazyme Roquette Nutritionals, our joint venture with Roquette Frères, S.A. (Roquette), is working to commercialize these food products in conjunction with major CPG companies. In addition to greater health benefits, including reduced calories, saturated fat and cholesterol, these nutrition products offer a variety of functional benefits such as enhanced taste and texture for low-fat formulations and lower cost handling and processing requirements as the result of being shelf-stable powdered alternatives to traditional liquid or refrigerated ingredients. We are also pursuing markets for a range of tailored food oils (TFOs) that have the potential to replace or improve upon naturally occurring nutritional structured fats and oils.

Skin and Personal Care.We have developed a portfolio of innovative and branded microalgae-based products. Our first major ingredient is Alguronic Acid®, which we have formulated into a full range of skin care products with significant anti-aging benefits. For example, since March of 2011, we have commercialized our brand Algenist™, which is an anti-aging skincare line and available at Sephora, QVC, SpaceNK and The Shopping Channel (Canada). We are also developing algal oils as replacements for the essential oils currently used in skin and personal care products.

Solazyme, Inc. was incorporated in the State of Delaware on March 31, 2003. Our principal executive offices are located at 225 Gateway Blvd. South San Francisco, CA 94080 and our telephone number is (650) 780-4777. We maintain a website at www.solazyme.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus, and the selling stockholder may sell shares of our common stock described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities we and the selling stockholder may offer. Each time we or the selling stockholder sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” included in our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, incorporated herein by reference or filed by us after the date of this prospectus, that are incorporated by reference into this prospectus.

Many of the factors that will determine future results, performance or achievements are beyond our ability to control or predict. The following are important factors, among others, that could cause actual results, performance or achievements to differ materially from the results or achievements reflected in our forward-looking statements:

•	Our ability to achieve and sustain profitability;

•	Our ability to successfully commercialize our products;

•	Our ability to obtain feedstock in sufficient quantities and in a timely and cost-effective manner;

•	Our ability to enter into arrangements with feedstock producers to co-locate oil production at their existing mills, in a timely manner and on terms favorable to us;

•	Our ability to efficiently and cost-effectively produce microalgae-based oils;

•	The extent to which third parties produce and process our products at a satisfactory quality, in a timely manner, in sufficient quantities and at an acceptable cost;

•	Our ability to bring significant commercial manufacturing capacity online on the timelines and for the costs anticipated;

•	Our ability to maintain and successfully manage our existing, or enter into new, strategic collaborations, including our strategic collaboration with Archer-Daniels-Midland Company;

•	Our ability to successfully maintain our strategic partnerships, including our partnerships with Roquette Frères, S.A. and Bunge Global Innovation, LLC;

•	Our ability to obtain financing to fund our capital requirements, including in connection with our joint venture funding requirements;

•

The anticipated negotiation and execution of final loan documentation in respect of, and the receipt of funding from, a loan of approximately U.S. dollar $120 million from the Banco Nacional de Desenvolvimento Econômico e Social for our joint venture with Bunge Global Innovation, LLC and certain of its affiliates;

•	Our ability to recruit and retain key personnel; and

•	Our ability to effectively obtain and enforce patents related to our products, manufacturing components and manufacturing processes.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we assume nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents, including our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, incorporated herein by reference or filed by us after the date of this prospectus, that are incorporated by reference into this prospectus. For more information, see “Where You Can Find Additional Information.” The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities by us will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. Currently, however, we do not have any agreements or commitments for any specific acquisition.

We will not receive any of the proceeds from any sale of shares of our common stock by the selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income from continuing operations before income taxes and (2) interest expense (including amortization of any debt fees and any debt discount). Fixed charges were calculated by adding interest expense and the amortization of any debt fees and any debt discount. Our earnings are inadequate to cover fixed charges. We do not have any shares of preferred stock outstanding, so our ratio of earnings to fixed charges and preferred stock dividends (or related coverage deficiency) is equal to our ratio of earnings to fixed charges (or related coverage deficiency). The following table sets forth the dollar amount of the coverage deficiency for all periods (in thousands):

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges:	—	—	—	—	—	—	—
Deficiency of Earnings Available to Cover Fixed Charges	$(57,602)	$(38,380)	$(53,961)	$(16,420)	$(13,815)	$(14,853)	$(5,033)

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our amended and restated certificate of incorporation (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that may be important to you.

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share, issuable in one or more series designated by our board of directors. As of January 9, 2013, there were 61,070,466 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our Certificate of Incorporation and Bylaws, our stockholders will not have cumulative voting rights unless, at the time of an election, we are subject to Section 2115(b) of California General Corporation Law. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors generally can elect all of the directors standing for election, if they so choose. We do not expect to be subject to Section 2115(b) of the California General Corporation Law unless our stock is delisted from the NASDAQ Global Select Market.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions or restrictions on alienability applicable to the common stock, except that certain holders of common stock have registration rights, as described more fully below. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SZYM.”

Preferred Stock

Our Certificate of Incorporation provides our board of directors the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, preferences, privileges, qualifications, limitations or restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock; and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. There are currently no shares of preferred stock outstanding.

Warrants

As of September 30, 2012, a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $13.50 per share was outstanding. In connection with the Strategic Collaboration Agreement we entered into with ADM in November 2012, we granted ADM a warrant to purchase 500,000 shares of our common stock on January 18, 2013 at an exercise price of $7.17 per share. The warrant vests in equal monthly installments over five years, commencing from the start of commercial production at the ADM fermentation facility in Clinton, Iowa (the “Clinton Facility”). We currently anticipate that commercial production at the Clinton Facility will begin in early 2014. See “Selling Stockholder—Additional Relationships and Transactions with the Selling Stockholder” for more information about the Strategic Collaboration Agreement.

Registration Rights

Certain holders of shares of our common stock are entitled to rights with respect to the registration of these shares under the Securities Act. All of these rights are provided under the terms of our amended and restated investor rights agreement between us and the holders of these shares, and include demand registration rights, piggyback registration rights and Form S-3 registration rights, in each case as described below.

Demand Registration

At any time from 180 days following the effective date of our initial public offering to three years thereafter, subject to certain limitations, the holders of at least 50% of the shares having registration rights have the right to demand that we file up to two registration statements. The limitations that apply to such demand registrations include (1) the aggregate proceeds of such registration must be $5,000,000 or more, (2) the shares must not be immediately registrable on Form S-3, and (3) the demand cannot be made during the period that is 60 days prior to through 90 days after the effective date of a registration of our securities.

Piggyback Registration

At any time after the closing of our initial public offering, if we file a registration statement for a public offering of any of our securities solely for cash, other than a registration statement relating solely to our stock plans or a registration statement pursuant to a demand or Form S-3 registration, the holders of registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in that registration statement, to an amount not below 25% of the total number of shares included in the registration statement.

Form S-3 Registration

At any time that we are eligible to file a registration statement on Form S-3, the holders of at least 5% of the registrable securities may require us to file a Form S-3 registration statement. We are not obligated to file more than two Form S-3 registration statements in any twelve-month period or more than three Form S-3 registration statements in the aggregate. Furthermore, the aggregate offering proceeds of the requested Form S-3 registration, before deducting underwriting discounts and expenses, must be at least $1,000,000.

Other Obligations

These registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration. We are generally required to bear the expenses of all registrations, except underwriting discounts and commissions. However, we will not be required to pay for any expenses of any demand or S-3 registration if the request is subsequently withdrawn by the holders who requested such registration unless the withdrawal is based on material adverse information about us different from that available at the time of the registration request or the holders of a majority of registrable securities forfeit their right to one requested demand registration (in which case the right is forfeited by all holders of the right). The investor rights agreement also contains our commitment to indemnify the holders of registration rights for losses attributable to statements, omissions or violation of the Securities Act or state securities laws incurred by us with registrations under the agreement.

Termination

The registration rights and our obligations terminate upon the earlier of either three years following the closing of our initial public offering or at such time after our initial public offering as to a given holder of registrable securities, when all such holder’s registrable securities constitute less than 1% of our outstanding common stock and may be sold pursuant to Rule 144 promulgated under the Securities Act.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder of our corporation unless:

•	prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that date, the business combination is approved by our board of directors and is authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws Provisions

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Certificate of Incorporation and Bylaws:

•

permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•

provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer, our president, our secretary or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•

provide that stockholders will be permitted to amend our bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of our then outstanding common stock, voting as a single class.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

NASDAQ Global Select Market Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SZYM.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities may be issued from time to time in one or more series pursuant to a senior indenture to be entered into between Solazyme, Inc. and a trustee to be specified in the applicable prospectus supplement, as trustee (the “trustee”), or pursuant to a board resolution and set forth in an officer’s certificate or supplemental indenture to the indenture. Such indenture is referred to herein as the “indenture.” The terms of the debt securities will include those set forth in the indenture (as supplemented by any relevant officer’s certificate or supplemental indenture) and those made a part thereof by the Trust Indenture Act of 1939, as amended. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Because the following is only a summary of selected provisions of the indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the indenture and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indenture because the indenture, not this description, defines the rights of the holders of the debt securities. The indenture will be substantially in the form included as an exhibit to the registration statement of which this prospectus is a part.

As used in this “Description of Debt Securities,” the terms “we,” “our,” “us,” “the company” and “Solazyme” refer to Solazyme, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The indenture will not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles in the United States of America) of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

•

if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•

the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•

whether the debt securities are issuable under Rule 144A or Regulation S and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

•	any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants;

•	any provisions granting special rights to holders when a specified event occurs;

•

whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the debt securities;

•	any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities, if other than the trustee;

•	any guarantor or co-issuers;

•	any special interest premium or other premium;

•

whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

•	the currency in which payments shall be made, if other than U.S. dollars.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities); provided that if such additional debt securities are not fungible with the initial debt securities of such series offered hereby for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption or required repurchase of the debt securities.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

(1)	default in paying interest on the debt securities of that series when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal, or premium, or sinking fund installment, if any, on the debt securities of that series when due;

(3)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or the trustee receives notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series of debt securities that are affected (voting together as a single class);

(4)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us has occurred; or

(5)	any other Events of Default set forth in a prospectus supplement relating to such series of debt securities.

If an Event of Default (other than an Event of Default specified in clause (4)) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all such affected series (voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of all such affected series, together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (4) occurs and is continuing, then the entire principal amount of the outstanding debt securities issued and outstanding under the indenture will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (4) described above under the indenture, the holders of a majority in principal amount of outstanding debt securities of all series of debt securities that are affected (voting together as a single class) may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of those series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of outstanding debt securities of all series of debt securities that are affected (voting together as a single class) also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of each such series.

Holders of at least 25% in principal amount of outstanding debt securities of all series of debt securities that are affected (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of all such series affected under the indenture (voting together as a single class). These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium (or, in the case of convertible debt securities, for the payment or delivery of the consideration due upon conversion) on or after the due dates for such payment or delivery.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders of such debt securities unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture that are affected (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee under the indenture.

The trustee will, within 60 days after any default occurs under the indenture with respect to a series of debt securities, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due (or a default in the payment or delivery of the consideration due upon conversion), the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Modification and Waiver

We and the trustee may amend or modify the indenture or the debt securities of any series without the consent of any holder of debt securities in order to:

•	establish the form or forms of debt securities of any series;

•	provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of the applicable series;

•	provide for the assumption by our successor, if any, to our obligations to holders of any outstanding debt securities of any series in compliance with the provisions of the indenture;

•	add to our covenants or events of default for the benefit of the holders of the debt securities of a series or surrender any right or power conferred upon us under the indenture;

•	evidence and provide for the acceptance of appointment by a successor trustee under the indenture;

•	cure ambiguities, defects or inconsistencies;

•	secure the debt securities of any series;

•	provide for or add guarantors with respect to the debt securities of any series;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•

increase the applicable conversion rate in the case of convertible debt securities, provided such increase is in accordance with the terms of the indenture or will not adversely affect the interests of the holders of such debt securities;

•

conform any provision in the indenture to this “Description of Debt Securities” or the description of any debt securities issued thereunder to the description of such securities in the applicable prospectus supplement or term sheet setting forth the final terms of such debt securities;

•

supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the discharge of any series of debt securities issued thereunder, provided that such change or modification does not adversely affect the interests of the holders of such debt securities; or

•	make any other change that would not reasonably be expected to adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to us and the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of all such series issued under the indenture affected by the waiver (voting together as a single class). However, no modification or amendment to the indenture may, without the consent of the holder of each outstanding debt security affected:

•	reduce the rate of or extend the stated time for payment of interest on any debt securities;

•	reduce the principal amount of, or extend the stated maturity, of any debt securities;

•	amend or modify the redemption or required repurchase provisions of the debt securities in any manner adverse to holders or reduce the price payable upon any such redemption or repurchase;

•	if the debt securities are convertible, make any change that impairs or adversely affects the conversion rights of any debt securities;

•	change the currency in which amounts on any debt securities are payable;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	reduce the quorum or voting requirements under the indenture;

•	adversely affect the ranking of the debt securities of any series;

•	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions of the indenture; or

•	reduce the percentage in aggregate principal amount of debt securities whose holders must consent to any modification of the indenture.

Covenants

Principal and Interest

We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indenture.

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•

we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is (a) organized and existing under the laws of the United States or any State thereof or the District of Columbia or (b) organized under the laws of a jurisdiction outside the United States and has a class of common stock (including ordinary shares or American depository shares) traded on a national securities exchange in the United States;

•

the surviving entity will expressly assume all of our obligations under the indenture and the debt securities issued thereunder, and will, if required by law to effectuate the assumption, execute a supplemental indenture to such indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing under the indenture; and

•

we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Existence

Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of business.

Satisfaction and Discharge

We may terminate our obligations under the indenture when:

•	either:

•	all the debt securities of any series issued thereunder that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•

all the debt securities of any series issued thereunder that have not been accepted by the trustee for cancellation have become due and payable or, except in the case of convertible debt securities, are by their terms to become due and payable within one year (a “discharge”), and (i) we have, except in the case of convertible debt securities, made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense and (ii) we have irrevocably deposited or caused to be deposited with the trustee sufficient funds (and securities, solely with respect to any conversion obligation, if applicable) to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium (or to pay or deliver the consideration due upon conversion);

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities under the indenture that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof of vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the senior indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

•

the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Solazyme, the trustee, the warrant agents, the unit agents or any other agent of Solazyme, agent of the trustee or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING STOCKHOLDER

When we refer to the “selling stockholder” in this prospectus, we mean the person listed in the table below, as well as its transferees, pledges or donees or its successors. The following table and related footnotes set forth information with respect to a certain named selling stockholder and the shares of common stock beneficially owned by such selling stockholder that may be offered pursuant to this prospectus. Except as described below, the selling stockholder named in the table below has not had, within the past three years, any material relationship with us or any of our predecessors or affiliates. The information is based on information provided by or on behalf of the selling stockholder listed below and is as of the date specified by such selling stockholder.

The selling stockholder listed below may offer all, some or none of our shares of common stock from time to time pursuant to this prospectus. Because the selling stockholder may offer all or some portion of the shares listed below, no estimate can be given as to the number of shares of our common stock that will be held by such selling stockholder upon termination of any sales. In addition, the selling stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of our securities since the date on which it provided the information regarding its securities in transactions exempt from the registration requirements of the Securities Act. To our knowledge, the selling stockholder named in the table below does not beneficially own 1% or more of our common stock.

Stockholder(1)	Shares of common stock beneficially owned before offering	Percentage of outstanding common stock beneficially owned before offering	Maximum number of shares of common stock to be sold pursuant to this prospectus(2)	Shares of common stock beneficially owned post- offering	Percentage of outstanding common stock beneficially owned post- offering
Archer-Daniels-Midland Company(3)(4)	347,483	*	347,483	—	—%

*	Less than 1%.
(1)	Information regarding the selling stockholder may change from time to time. Any such changed information will be set forth in supplements to this prospectus, if required.
(2)	Assumes the offer and sale of all the shares of our common stock beneficially owned by the selling stockholder named in the table that may be offered pursuant to this prospectus, although the stockholder is not obligated to sell any shares.
(3)	The address of Archer-Daniels-Midland Company is 4666 Faries Parkway, Decatur, Illinois 62526.
(4)	The shares of our common stock offered by this selling stockholder were initially issued to Archer-Daniels-Midland Company pursuant to the Strategic Collaboration Agreement discussed under “—Additional Relationships and Transactions with the Selling Stockholder” in an offering exempt from registration in reliance on Section 4(2) of the Securities Act.

Additional Relationships and Transactions with the Selling Stockholder

On November 13, 2012, we entered into the Strategic Collaboration Agreement with ADM, establishing a collaboration for the production of tailored triglyceride oil products at the Clinton Facility. The Clinton Facility will produce tailored triglyceride oil products using our proprietary microbe-based catalysis technology. Feedstock for the facility will be provided from ADM’s adjacent wet mill. Under the terms of the Strategic Collaboration Agreement, we will pay ADM annual fees for use and operation of the Clinton Facility, a portion of which may be paid in our common stock. We have issued to ADM 347,483 shares of our common stock in lieu of cash payments pursuant to the Strategic Collaboration Agreement, which shares ADM may resell from time to time pursuant to this prospectus. In addition, we granted to ADM a warrant covering 500,000 shares of our common stock, as described above under “Description of Capital Stock—Warrants.” Concurrent with the execution of the Strategic Collaboration Agreement, the parties entered into a Joint Market Development Agreement wherein the parties agreed to work together to develop markets for the products produced at the Clinton Facility.

PLAN OF DISTRIBUTION

We or the selling stockholder may sell the securities being offered hereby in any of the following manners or any manner specified in a prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We or the selling stockholder may distribute securities from time to time in one or more transactions:

•	at a fixed price or fixed prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

If any securities are sold pursuant to this prospectus by any persons other than us and the selling stockholder named herein, we will, in a prospectus supplement, name such selling stockholders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such stockholders prior to the offering and the amount to be offered for the stockholder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such stockholders after completion of the offering.

We or the selling stockholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or the selling stockholder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholder, as applicable, will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we or the selling stockholder, as applicable, will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us or the selling stockholder in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities (or our common stock), but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

The selling stockholder may also transfer, devise or gift the securities by other means not described in this prospectus. Furthermore, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or other exemptions from registration under the Securities Act may be sold pursuant to such exemption rather than pursuant to this prospectus.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus by reference from Solazyme, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, (i) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (ii), on or after the date of this prospectus and prior to the date on which all the securities to which this prospectus relate have been sold or the offering under this prospectus and any prospectus supplement is otherwise terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012;

(b)	Form 10-K/A filed with the SEC on April 27, 2012;

(c)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

(d)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2012;

(e)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2012;

(f)	Current Reports on Form 8-K filed with the SEC on April 3, 2012, April 26, 2012, September 24, 2012, October 23, 2012, November 16, 2012, January 17, 2013 and January 18, 2013; and

(g)	The description of our common stock set forth under the caption “Description of Capital Stock” in our Registration Statement on Form S-1 (File No. 333-172790) as originally filed with the SEC on March 11, 2011, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

Information in future filings incorporated by reference in this prospectus updates and supplements the information provided in this prospectus. Any statements in any future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Solazyme, Inc., Attention: Investor Relations, 225 Gateway Blvd., South San Francisco, CA 94080, telephone (650) 780-4777.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. The selling stockholder will not bear any portion of these expenses.

Amount to be Paid
Registration fee		$4,022.16
Printing and engraving expenses		*
Legal fees and expenses		*
Trustee fees		*
Accounting fees and expenses		*
Miscellaneous		*

TOTAL	$	*

*	Estimated expenses not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Solazyme or any of its affiliated enterprises, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to us or our stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We have an insurance policy covering our executive officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors and officers and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

			Previously Filed
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Certificate of Incorporation	10-K/A	001-35189	April 27, 2012	3.1

3.2	Amended and Restated Bylaws	10-K/A	001-35189	April 27, 2012	3.2

			Previously Filed
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

4.1	Third Amended and Restated Investors’ Rights Agreement dated May 19, 2010, by and among Solazyme, Inc. and certain holders of Preferred Stock	S-1	333-172790	March 11, 2011	4.2

4.2	Form of Senior Debt Indenture	S-3	333-185461	December 12, 2012	4.2

4.3	Form of Senior Note	S-3	333-185461	December 12, 2012	4.3

4.4	Form of Specimen Preferred Stock Certificate*

4.5	Form of Certificate of Designation*

4.6	Form of Warrant Agreement*

4.7	Form of Purchase Contract*

4.8	Form of Unit Agreement*

5.1	Opinion of Davis Polk & Wardwell LLP	S-3	333-185461	January 23, 2013	5.1

12.1	Statement of computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	S-3	333-185461	December 12, 2012	12.1

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					x

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)	S-3	333-185461	January 23, 2013

24.1	Power of Attorney (found on signature page of the original registration statement)	S-3	333-185461	December 12, 2012	24.1

25.1	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Indenture**

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-8, and the information required to be information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S–1 or Form S–3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 23, 2013.

SOLAZYME, INC.

By:	/s/ Tyler W. Painter
	Name:	Tyler W. Painter
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Jonathan S. Wolfson	Chief Executive Officer and Director (Principal Executive Officer)	January 23, 2013
Jonathan S. Wolfson

	/s/ Tyler W. Painter	Chief Financial Officer (Principal Financial and Accounting Officer)	January 23, 2013
Tyler W. Painter

	*	Director	January 23, 2013
Michael V. Arbige

	*	Director	January 23, 2013
Ian T. Clark

	*	Director and President	January 23, 2013
Harrison F. Dillon

	*	Chairman of the Board	January 23, 2013
Jerry Fiddler

	*	Director	January 23, 2013
William D. Lese

	*	Director	January 23, 2013
Ann Mather

*by:	/s/ Tyler W. Painter
Tyler W. Painter Attorney-in-Fact

EXHIBIT INDEX

			Previously Filed
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Certificate of Incorporation	10-K/A	001-35189	April 27, 2012	3.1

3.2	Amended and Restated Bylaws	10-K/A	001-35189	April 27, 2012	3.2

4.1	Third Amended and Restated Investors’ Rights Agreement dated May 19, 2010, by and among Solazyme, Inc. and certain holders of Preferred Stock	S-1	333-172790	March 11, 2011	4.2

4.2	Form of Senior Debt Indenture	S-3	333-185461	December 12, 2012	4.2

4.3	Form of Senior Note	S-3	333-185461	December 12, 2012	4.3

4.4	Form of Specimen Preferred Stock Certificate*

4.5	Form of Certificate of Designation*

4.6	Form of Warrant Agreement*

4.7	Form of Purchase Contract*

4.8	Form of Unit Agreement*

5.1	Opinion of Davis Polk & Wardwell LLP	S-3	333-185461	January 23, 2013	5.1

12.1	Statement of computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	S-3	333-185461	December 12, 2012	12.1

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					x

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)	S-3	333-185461	January 23, 2013

24.1	Power of Attorney (found on signature page of the original statement)	S-3	333-185461	December 12, 2012	24.1

25.1	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Indenture**

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.